SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

AIM DYNAMICS FUND
FOR PERIOD ENDING 01/31/2008
FILE NUMBER 811- 1474
SERIES NO.: 1

74U.  1. Number of shares outstanding (000's Omitted)
         Class A                               9,300
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                               2,423
         Class C                               1,641
         Class R                                 194
         Investor Class                       59,801
         Institutional Class                   8,571

74V.  1. Net asset value per share (to nearest cent)
         Class A                             $ 21.44
      2 .Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                             $ 20.52
         Class C                             $ 20.13
         Class R                             $ 21.32
         Investor Class                      $ 21.44
         Institutional Class                 $ 22.11